                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            MOLECULAR DYNAMICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            MOLECULAR DYNAMICS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            MOLECULAR DYNAMICS, INC.
                             928 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1997
                            ------------------------

TO THE STOCKHOLDERS OF
  MOLECULAR DYNAMICS, INC.

     The Annual Meeting of Stockholders of Molecular Dynamics, Inc. (the Company) will be held at the principal executive offices of the Company on Thursday, May 22, 1997, at 11:30 a.m. (the Annual Meeting) for the following purposes:

          1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1997;

          3. To approve the Company's Restated 1997 Stock Option Plan which amends and restates the Company's predecessor Restated 1987 Stock Option Plan to extend the term through April 11, 2007 and to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares;

          4. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan which will increase the number of shares of Common Stock issuable thereunder by 500,000 shares;

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Any stockholders of record at the close of business on March 26, 1997, will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. If you do not plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James M. Schlater
                                          Chairman of the Board of Directors

                                          Jay Flatley
                                          President, Chief Executive Officer,
                                          Chief
                                          Operating Officer, Acting Chief
                                          Financial
                                          Officer and Member of the Board of
                                          Directors

Sunnyvale, California
April 23, 1997

                            MOLECULAR DYNAMICS, INC.
                             928 EAST ARQUES AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                            ------------------------

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1997
                            ------------------------

                                    GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Molecular Dynamics, Inc., a Delaware corporation (the Company), for use at the annual meeting of stockholders to be held on May 22, 1997 (the Annual Meeting). The Annual Meeting will be held at 11:30 a.m. at the Company's principal executive offices at 928 East Arques Avenue, Sunnyvale, California, 94086. Stockholders of record on March 26, 1997, will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy (the Proxy) were first mailed to stockholders on or about April 23, 1997.

VOTING

     On March 26, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 10,124,914 shares of Common Stock outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Molecular Dynamics, Inc., 928 East Arques Avenue, Sunnyvale, California 94086, a notice of revocation or another signed proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHARE OWNERSHIP

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 18, 1997 for
(i) each director and nominee, (ii) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock,
(iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all current directors and executive officers of the Company as a group. Such information is based on Company records, filings with the Securities and Exchange Commission and information provided by stockholders.

                                                                NUMBER OF       PERCENT OF TOTAL
                       NAME AND ADDRESS                          SHARES       SHARES OUTSTANDING(1)
--------------------------------------------------------------  ---------     ---------------------
Amersham Holdings, Inc........................................  1,002,000              9.90%
  2636 S. Clearbrook Drive
  Arlington Heights, IL 60005
Deerfield Capital, L.P.(2)....................................    735,000              7.26%
  450 Lexington Avenue, Suite 1930
  New York, New York 10017
State of Wisconsin Investment Board...........................    604,500              5.97%
  P.O. Box 7842
  Madison, WI 53707
James M. Schlater(3)..........................................    400,538              3.85%
Jay Flatley(4)................................................    194,694              1.89%
C. Woodrow Rea, Jr.(5)........................................     29,298                 *
Robert H. Keeley(6)...........................................     12,500                 *
Janice M. LeCocq(7)...........................................      7,500                 *
Jack Lloyd(8).................................................      7,500                 *
David L. Barker(9)............................................     68,005                 *
Clare L. Bromley, III(10).....................................     26,750                 *
Bruce K. Leisz(11)............................................     48,624                 *
All current directors and executive officers as a group (9
  persons)(12)................................................    795,409              7.41%

---------------
   * Less than one percent (1%).

 (1) Except as indicated in the other footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 37,990 shares owned by Deerfield Management Company and 10,000 shares owned by Arnold H. Snider. Mr. Snider is the sole shareholder, president and director of Snider Capital Corp., which serves as the general partner of Deerfield Capital, L.P. Mr. Snider is also the sole shareholder, president and director of Snider Management Corporation, which serves as the general partner of Deerfield Management Company. Deerfield Capital, L.P. and Deerfield Management Company have voting and investment power over the shares that they each respectively beneficially own. Mr. Snider has shared voting and investment power over the shares that are beneficially owned by Deerfield Capital, L.P. and Deerfield Management Company and sole voting and investment over the shares personally beneficially owned by him.

 (3) Includes options to purchase 273,125 shares granted under the Company's Restated 1987 Option Plan (the Option Plan) that may be exercised within 60 days after March 18, 1997.

 (4) Includes options to purchase 168,096 shares granted under the Option Plan that may be exercised within 60 days after March 18, 1997. Also includes 13,198 shares held in trust for the benefit of Mr. Flatley's children. Does not include options to purchase 94,404 shares, the economic benefit and beneficial ownership of which have been assigned to Mr. Flatley's former spouse pursuant to a settlement agreement entered into by the parties in connection with the dissolution of their marriage.

 (5) Includes options to purchase 15,750 shares granted pursuant to the Automatic Option Grant Program in effect under the Option Plan that may be exercised within 60 days after March 18, 1997.

 (6) Includes options to purchase 11,000 shares granted pursuant to the Automatic Option Grant Program in effect under the Option Plan that may be exercised within 60 days after March 18, 1997.

 (7) Represents options to purchase 7,500 shares granted pursuant to the Automatic Option Grant Program in effect under the Option Plan that may be exercised within 60 days after March 18, 1997.

 (8) Represents options to purchase 7,500 shares granted pursuant to the Automatic Option Grant Program in effect under the Option Plan that may be exercised within 60 days after March 18, 1997.

 (9) Includes options to purchase 66,125 shares granted under the Option Plan that may be exercised within 60 days after March 18, 1997.

(10) Includes 5,000 shares held by the Bromley Living Trust, dated January 18, 1993. Also includes options to purchase 18,750 shares granted under the Option Plan that may be exercised within 60 days after March 18, 1997.

(11) Represents options to purchase 48,624 shares granted under the Option Plan that may be exercised within 60 days after March 18, 1997.

(12) Includes options to purchase an aggregate of 616,470 shares granted under the Option Plan that may be exercised within 60 days after March 18, 1997.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders. The authorized number of directors is currently six (6). The Board of Directors has selected six (6) nominees, all of whom are currently directors of the Company. Proxies cannot be voted for a greater number of persons than six (6). Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The six (6) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

NOMINEES

     Set forth below is information regarding the nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees and their ages as of April 23, 1997.

BUSINESS EXPERIENCE OF DIRECTORS

     Mr. James M. Schlater, 60, a co-founder of the Company, has served as a director of the Company since September 1987, and was appointed Chairman of the Board of Directors in August 1991. From August 1991 to July 1994, he served as Chief Executive Officer of the Company. From September 1987 to August 1991, he served as President and Chief Financial Officer. Prior to co-founding the Company, Mr. Schlater co-founded Applied Biosystems, Inc., a bioanalytical research instrumentation company, and served as a Senior Vice President responsible for sales and marketing from October 1981 to January 1987.

     Mr. Jay Flatley, 44, a co-founder of the Company, has served as a director of the Company since March 1992. Mr. Flatley joined the Company as Vice President of Operations in September 1987 and served in that position until January 1990, when he was appointed Senior Vice President and Chief Operating Officer. He was appointed President of the Company in August 1991 and Chief Executive Officer in July 1994 and has served as Acting Chief Financial Officer since October 28, 1994. Mr. Flatley holds a B.A. in Economics from Claremont Men's College and B.S. and M.S. degrees in Industrial Engineering from Stanford University.

     Dr. Robert H. Keeley, 56, has served as director of the Company since May 1994. He has been the El Pomar Professor of Business Finance at the College of Business and Administration, University of Colorado at Colorado Springs since September 1992, where he is also associated with the Colorado Institute for Technology Transfer and Implementation. From 1986 to 1992, he was an Associate Professor of Industrial

Engineering at Stanford University. Prior to 1986, he was a General Partner of Hill, Keeley and Kirby, a venture capital firm and a Vice-President of Electro-Science Management Corporation. Dr. Keeley is also a director of Analytical Surveys, Inc., a geographic information system (GIS) data base company, and Simtek Corp., a developer and marketer of semiconductor memory products. Dr. Keeley holds a B.S. in Electrical Engineering from Stanford University, an M.B.A. from Harvard University and a Ph.D. in Business Administration from Stanford University.

     Dr. Janice M. LeCocq, 47, has served as a director of the Company since April 1995. Dr. LeCocq has served as Chief Executive Officer of Gryphon Sciences since December 1994. From October 1990 to December 1994, Dr. LeCocq served as the Executive Vice President -- Finance and Administration and Chief Financial Officer of ICOS Corporation, a biotechnology company. Dr. LeCocq currently serves as a director of ICOS Corporation. From 1986 to 1990, Dr. LeCocq held positions within the corporate finance group at Montgomery Securities, an investment banking company. Dr. LeCocq holds a Ph.D. in Medical Anthropology and a B.A. in Human Biology from Stanford University.

     Mr. Jack Lloyd, 60, has served as a director of the Company since April 1995. Mr. Lloyd currently serves as Chairman of the Board of Directors of Aradigm Corporation, a drug delivery company. Mr. Lloyd was a founder of Nellcor, Incorporated, a medical instrument company, in 1981 and served as its Chief Executive Officer until August 1990. From 1974 to 1981, he was Chief Executive Officer of Humphrey Instruments, a manufacturer of diagnostic equipment for eye care. Mr. Lloyd holds a B.S. in Mechanical Engineering from the University of California, Berkeley.

     Mr. C. Woodrow Rea, Jr., 49, has served as a director of the Company since September 1987. From 1984 to 1991, Mr. Rea served as a General Partner of the New Enterprise Associates group of venture capital partnerships. From January 1992 to April 1996, he served as Director, President and Chief Executive Officer of Spectrian, an electronics communications company. Mr. Rea is currently a private investor and also currently serves as a director of Cirrus Logic, Inc., a semiconductor company. Mr. Rea holds a B.A. in Economics from the University of Rochester, a J.D. from George Washington University and an M.B.A. from New York University.

     There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 29, 1996, the Board of Directors held six (6) meetings and acted by Unanimous Written Consent on three (3) occasions. As of December 29, 1996, the Company had three standing Committees: an Audit Committee, a Compensation Committee and a Stock Option Committee.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Dr. Keeley and Dr. LeCocq. This Committee held two (2) meetings during the last fiscal year.

     The Compensation Committee reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers. The Compensation Committee is also responsible for granting options under the Discretionary Option Grant Program of the Option Plan to officers and directors of the Company and for administering the Company's Employee Stock Purchase Plan. This Committee currently consists of Mr. Lloyd and Mr. Rea. This Committee held three (3) meetings during the last fiscal year.

     The Stock Option Committee is responsible for granting options under the Discretionary Option Grant Program of the Option Plan to eligible individuals who are not officers or directors of the Company. This Committee currently consists of Mr. Flatley. This Committee held no meetings and acted by Unanimous Written Consent on twenty-seven (27) occasions.

     No director serving for the full fiscal year attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

     Board members do not receive cash compensation for their services as directors. However, certain directors are eligible for reimbursement in accordance with Company policy for expenses incurred in connection with their attendance at meetings of the Board of Directors and the committees thereof.

     Each non-employee Board member is also eligible to receive periodic option grants for shares of the Company's Common Stock pursuant to the Automatic Option Grant Program in effect under the Company's Restated 1987 Stock Option Plan. If re-elected as non-employee Board members at the Annual Meeting, Dr. Keeley, Dr. LeCocq, Mr. Lloyd and Mr. Rea will each receive at that time an automatic option grant for 3,500 shares. Each automatic option grant made at the Annual Meeting will have an exercise price equal to the fair market value of the option shares on the grant date. See Proposal No. 3 for further information concerning the option grants made to non-employee Board members under the Automatic Option Grant Program.

     No other compensation is paid to directors of the Company in respect of their services as directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the nominees listed herein.

             PROPOSAL NO. 2 -- RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 28, 1997 and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG Peat Marwick LLP.

     KPMG Peat Marwick LLP has audited the Company's financial statements annually since inception. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending December 28, 1997.

            PROPOSAL NO. 3 -- APPROVAL AND RATIFICATION OF RESTATED
                             1997 STOCK OPTION PLAN

     The stockholders are being asked to vote on a proposal to approve and ratify the Company's Restated 1997 Stock Option Plan (the Option Plan) which amends and restates the Company's predecessor Restated 1987 Stock Option Plan to extend the term through April 11, 2007 and to increase the number of shares available for issuance pursuant to the Option Plan by 500,000 shares. As of March 18, 1997, and giving effect to the proposed 500,000-share increase to the Option Plan, 1,097,568 shares had been issued upon exercise of options granted under the Option Plan, options for 2,019,689 were outstanding under the Option Plan and 887,243 shares remained for future grants under the Option Plan. The Board of Directors believes it necessary to approve and ratify the Option Plan in order to allow the Company to use equity incentives to attract and retain the services of key individuals essential to the Company's long-term success.

     The Board of Directors approved an amendment to the Company's predecessor Restated 1987 Stock Option Plan on February 13, 1997 to increase the number of shares available for issuance thereunder by 500,000 shares and subsequently approved the adoption of the Option Plan which amends and restates the Restated 1987 Stock Option Plan to extend the term through April 11, 2007 and to rename the Restated 1987 Stock Option Plan as the "Restated 1997 Stock Option Plan", subject to stockholder approval at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required for approval of the Option Plan.

OPTION PLAN BACKGROUND

     The Option Plan was initially adopted by the Board on December 16, 1987 and was approved by the stockholders on December 14, 1988. It was subsequently amended by the Board in May 1990 and April 1991 to increase the total number of shares issuable under the Option Plan by 300,000 shares and 450,000 shares, respectively, and such amendments were approved by the stockholders in May 1990 and August 1991, respectively. The Option Plan was restated on March 12, 1992 in order to increase the number of shares issuable under the Option Plan by 500,000 shares, to add an Automatic Option Grant Program for the Company's non-employee directors and to conform the Option Plan to certain requirements under the federal securities laws. The restatement was approved by Company's stockholders on April 21, 1992. On February 17, 1993, the Option Plan was amended to permit the establishment of a secondary committee to administer the Discretionary Option Grant Program. On February 18, 1994, the Option Plan was amended by the Board to (i) increase the number of shares available for issuance pursuant to the Option Plan by 500,000 shares, (ii) impose a limitation on the maximum number of shares of Common Stock for which any one participant in the Option Plan may be granted stock options and stock appreciation rights over the remaining term of the Option Plan and (iii) increase the number of option shares issuable under the Automatic Grant Program to newly elected or re-elected non-employee Board members and such amendment was approved by the stockholders on May 26, 1994. In February 1995 and 1996, the Board amended the Option Plan to increase the total number of shares issuable under the Option Plan by 750,000 and 250,000 shares, respectively, and such amendments were approved by the stockholders in May 1995 and May 1996.

     The terms and provisions of the Option Plan, as most recently amended, are described more fully below. The description, however, is not intended to be a complete summary of all the terms of the Option Plan. A copy of the Option Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the corporate offices in Sunnyvale, California.

EQUITY INCENTIVE PROGRAMS

     The Option Plan is comprised of two separate equity incentive programs: (i) the Discretionary Option Grant Program, under which options may be granted to key employees (including officers) and consultants and independent contractors of the Company (or its parent or subsidiary companies) and (ii) the Automatic Option Grant Program, under which non-employee Board members will receive automatic option grants at specified intervals over their period of Board service.

     Options granted under the Discretionary Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

SECURITIES SUBJECT TO THE OPTION PLAN

     Assuming stockholder approval of this Proposal No. 3, 4,004,500 shares* of the Company's Common Stock will be authorized for issuance over the term of the Option Plan. Such shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company.

     In no event may any one individual participating in the Option Plan be granted stock options or separately-exercisable stock appreciation rights for more than 1,500,000 shares* of Common Stock in the aggregate after December 31, 1993.

     Should an option be terminated or canceled for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent grant. Shares subject to any option or portion thereof canceled in accordance with the stock appreciation rights provisions of the Option Plan will not be available for subsequent grants.

ADMINISTRATION

     The Compensation Committee of the Board administers the Discretionary Option Grant Program with respect to all officers of the Company subject to the short swing profit restrictions of the federal securities laws. With respect to all other individuals eligible to participate in the Option Plan, the Discretionary Option Grant Program is subject to separate administration by the Stock Option Committee of the Board. The members of the Compensation Committee and the Stock Option Committee are appointed by, and serve at the pleasure of, the Board of Directors. However, no Board member is eligible to serve on the Compensation Committee if such individual has, within the twelve month period immediately preceding the date he or she is to be appointed thereto, received any option grant or stock appreciation right under the Option Plan or any other stock plan of the Company (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program.

     The Plan Administrator (either the Compensation Committee or the Stock Option Committee, to the extent the particular entity is carrying out its administrative functions under the Option Plan with respect to one or more classes of eligible individuals), has full authority, subject to the provisions of the Option Plan, to determine the eligible individuals who are to receive option grants and/or stock appreciation rights under the Option Plan, the type of option (incentive stock option or non-statutory) or stock appreciation right (tandem or limited) to be granted, the number of shares to be covered by each granted option or right, the date or dates on which the option or right is to become exercisable, and the maximum term for which the option or right is to remain outstanding.

     Option grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and the Plan Administrator will have no discretionary authority with respect to such option grants.

ELIGIBILITY

     Any employee (including officers, consultants and independent contractors) of the Company (and its parent or subsidiary corporations) and non-employee members of the board of directors of any subsidiary of the Company are eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board are only eligible to participate in the Automatic Option Grant Program.

     As of March 18, 1997, approximately 248 employees (including five executive officers) were eligible to participate in the Discretionary Option Grant Program, and the four non-employee Board members were eligible to participate in the Automatic Option Grant Program.

---------------

* This number is subject to adjustment in the event of certain changes to the capitalization of the Company. See "Changes in Capitalization" below.

OPTIONS GRANTED

     The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various indicated groups, the following information with respect to stock option transactions effected during the period from January 1, 1996 to March 18, 1997: (i) the number of shares of Common Stock subject to options granted under the Option Plan during that period and (ii) the weighted average exercise price payable per share under such options.

                                                                                    WEIGHTED AVERAGE
                                                                   NUMBER OF         EXERCISE PRICE
                       NAME AND POSITION                         OPTION SHARES     OF GRANTED OPTIONS
---------------------------------------------------------------  -------------     ------------------
Jay Flatley....................................................      50,000              $ 6.00
  President and Chief Executive Officer
David L. Barker................................................      20,000              $ 6.00
  Vice President, Scientific Development
Clare L. Bromley, III..........................................          --                  --
  Sr. Vice President, Sales and Marketing
Bruce K. Leisz.................................................      20,000              $ 6.00
  Vice President, Operations
All current executive officers as a group (5 persons)..........      90,000              $ 6.00
All current directors (other than executive officers) as a
  group (4 persons)............................................      14,000              $ 6.38
All employees, including current officers who are not executive
  officers, as a group (243 persons)...........................     394,700              $ 7.74

                               NEW PLAN BENEFITS

     As of March 18, 1997, no options had been granted on the basis of the 500,000 share increase to the Option Plan that forms the amendment for which stockholder approval is sought under this Proposal No. 3. However, if re-elected as non-employee Board members at the Annual Meeting, Dr. Keeley, Dr. LeCocq, Mr. Lloyd and Mr. Rea will each automatically be granted at that Annual Meeting an option for 3,500 shares of Common Stock with an exercise price per share equal to the closing selling price per share of the Company's Common Stock on that date.

VALUATION

     The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price per share on such date as reported on the Nasdaq National Market. On March 18, 1997, the fair market value per share of the Company's Common Stock was $14.38 per share, based on the closing selling price per share on such date on the Nasdaq National Market.

                       DISCRETIONARY OPTION GRANT PROGRAM

     The principal features of the Discretionary Option Grant Program may be summarized as follows:

  Exercise Price and Exercisability

     The exercise price per share of an option issued under the Discretionary Option Grant Program may not be less than 85% of the fair market value of the Company's Common Stock on the grant date. If the granted option is intended to be an incentive stock option under the Federal tax laws, the exercise price must not be less than 100% of such fair market value.

     The exercise price may be paid in cash or in shares of Common Stock. Outstanding options may also be exercised through a broker-dealer sale and remittance procedure pursuant to which a Company-designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the option price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer) in the exercise of outstanding options under the Discretionary Option Grant Program by authorizing a loan from the Company or permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate option price payable for the purchased shares (less the par value), plus any federal and state income or employment taxes incurred in connection with the purchase. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator.

     No option may be outstanding for more than a ten (10)-year term. Options issued under the Discretionary Option Grant Program may be immediately exercisable for vested or unvested shares or may become exercisable in installments over the optionee's period of service as determined by the Plan Administrator.

     No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the option price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

  Termination of Service and Repurchase Rights

     All options granted under the Discretionary Option Grant Program must be exercised within twelve (12) months (or such shorter period as the Plan Administrator may establish at the time of grant) after the optionee ceases service for any reason other than death. Each such option will generally be exercisable only to the extent of the number of vested shares for which such option is exercisable at the time of the optionee's cessation of service.

     In the event of the optionee's death, any option outstanding under the Discretionary Option Grant Program must be exercised, within three (3) years (or such shorter period as the Plan Administrator may establish at the time of grant) following the optionee's cessation of service, by the personal representative of the optionee's estate or by the person inheriting the option. Each such option will generally be exercisable to the extent of the number of vested shares for which such option is exercisable on the date of the optionee's cessation of service (less any option shares subsequently purchased by the optionee prior to death).

     For purposes of the Option Plan, an optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, a non-employee member of the board of directors or an independent consultant or advisor.

     The Plan Administrator has complete discretion to extend the period of time for which any option is to remain exercisable following the optionee's cessation of service and/or to accelerate the exercisability of such option in whole or in part. Such discretion may be exercised at any time while the option remains outstanding.

     Any unvested shares of Common Stock issued under the Discretionary Option Grant Program will be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in such shares. The Plan Administrator will have complete discretion in establishing the vesting schedule for any such unvested shares and will have full authority to cancel the Company's outstanding repurchase rights in whole or in part at any time.

  Corporate Transaction

     Each outstanding option under the Discretionary Option Grant Program will become immediately exercisable for all of the shares of Common Stock subject to such option in the event of a Corporate Transaction (as defined below), unless
(i) such option is assumed by the successor corporation (or its parent corporation) or replaced with a comparable option to purchase shares of stock of the successor corporation (or its parent corporation) or (ii) the acceleration of such option is precluded by other limitations imposed by the Plan Administrator at the time of the option grant. Immediately following the consummation of the Corporate

Transaction, all outstanding options will, to the extent not previously exercised by the optionees or assumed by the successor corporation (or its parent company), terminate and cease to be exercisable.

     A Corporate Transaction is defined under the Option Plan to include any of the following stockholder-approved transactions to which the Company is a party:
(i) a merger or consolidation in which the Company is not the surviving entity;
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the vesting schedule applicable to such option; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or (iv) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to persons different from those who held the stock immediately prior to such merger.

     Outstanding repurchase rights under the Discretionary Option Grant Program will also terminate upon the Corporate Transaction unless (i) the repurchase right is assigned to the successor corporation or (ii) the termination of such repurchase right is precluded by other limitation imposed by the Plan Administrator at the time of the option grant.

  Change in Control

     The Plan Administrator has full power and authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the acceleration of one or more outstanding options under the Discretionary Option Grant Program so that each such option will, immediately prior to the Change in Control, become exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of such shares. The Plan Administrator will also have complete discretion to provide for the immediate termination of the Company's outstanding repurchase rights in connection with the Change in Control. Alternatively, the Plan Administrator may condition such accelerated option vesting and termination of outstanding repurchase rights upon the optionee's cessation of service within a specified period following the Change in Control. Any option accelerated in connection with a Change in Control will remain exercisable until the expiration or earlier termination of the option term.

     A Change in Control will be deemed to occur under the Option Plan upon:

          (i) the acquisition of 50% or more of the Company's outstanding voting stock pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, or

          (ii) a change in the composition of the Board of Directors over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been members of the Board continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

     The acceleration of options in the event of a Corporate Transaction or a Change in Control may be seen as anti-takeover provisions and may have the effect of discouraging a merger proposal, takeover attempt or other effort to gain control of the Company.

  Stock Appreciation Rights

     At the discretion of the Plan Administrator, options may be granted under the Discretionary Option Grant Program with tandem stock appreciation rights which will allow the holder the right to surrender all or part of the underlying option for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value (on the option surrender date) of the vested shares of Common Stock at the time subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. The appreciation distribution may, at the discretion of the Plan Administrator, be made either in shares of

Common Stock valued at fair market value on the option surrender date or in cash or in a combination of cash and Common Stock.

     One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's discretion, be granted limited stock appreciation rights with respect to their outstanding options under the Discretionary Grant Program. Any option with such a limited stock appreciation right in effect for at least six (6) months will automatically be canceled, to the extent the option is exercisable for vested shares, upon the successful completion of a hostile tender offer for securities possessing 50% or more of the combined voting power of the Company's outstanding securities. In return for the canceled option, the officer will be entitled to a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest price per share of Common Stock paid in effecting such hostile tender offer over (ii) the exercise price payable per share. The balance of the option (if any) will continue to remain outstanding and become vested in accordance with the terms of the agreement evidencing the option.

  Cancellation and New Grant of Options

     The Plan Administrator has the authority to effect, at any time and from time to time, the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than 85% of the fair market value per share of the Company's Common Stock on the new grant date (or 100% of fair market value if the new option is to be an incentive stock option). It is anticipated that the exercise price in effect under the new grant will in all instances be less than the exercise price in effect under the canceled option.

                         AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program, at such time as an individual first becomes a non-employee Board member whether through election by the stockholders or appointment by the Board, such individual will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock.

     In addition, on the date of each Annual Stockholder Meeting, each individual who is reelected as a nonemployee Board member will receive an additional nonstatutory option grant to purchase 3,500 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

     Each option grant under the Automatic Option Grant Program will be subject to the following terms and conditions:

          (i) The exercise price per share of all automatic option grants will be equal to 100% of the fair market value per share of Common Stock on the automatic grant date. Each option is to have a maximum term of ten (10) years measured from the grant date.

          (ii) The initial automatic option grant made to each non-employee Board member will become exercisable for the option shares as follows: the option will be immediately exercisable for 25% of the option shares on the automatic grant date and will become exercisable for the remaining 75% in three (3) equal and successive annual installments over the optionee's continued period of Board service measured from the grant date. Each annual automatic option grant made to a re-elected non-employee Board member will become exercisable for all the option shares upon completion of one (1) year of Board service measured from the grant date.

          (iii) Each automatic option will remain exercisable for a six (6) month period following the optionee's termination of service as a Board member for any reason other than death. Should the optionee die while serving as a Board member or during the six (6) month period following his or her cessation of Board service, then such option will remain exercisable for a twelve (12) month period following such optionee's death and may be exercised by the personal representatives of the optionee's estate or the person to whom the grant is transferred by the optionee's will or the laws of inheritance. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable exercise period, the option may not be exercised for more than the number of shares (if any) for which it is exercisable at the time of the optionee's cessation of Board service.

          (iv) The option will become immediately exercisable for all of the shares of Common Stock at the time subject to such option in the event of a Corporate Transaction (see Corporate Transaction above) or Change in Control (see Change in Control above).

          (v) Upon the successful completion of a hostile tender offer for securities possessing 50% or more of the combined voting power of the Company's outstanding securities, each automatic option grant which has been outstanding for at least six (6) months will automatically be canceled, and the optionee will in return be entitled to a cash distribution from the Company in an amount per canceled option share equal to the highest price per share of Common Stock paid in such hostile tender offer, less the exercise price payable per share under the canceled option.

          (vi) The remaining terms and conditions of the option grants under the Automatic Option Grant Program will in general conform to the terms described above for option grants made under the Discretionary Option Grant Program and will be incorporated into the option agreement evidencing the automatic grant.

                               GENERAL PROVISIONS

  Excess Grants

     The Option Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Option Plan. Any option so granted cannot become exercisable prior to stockholder approval of an amendment increasing the number of shares available for issuance under the Option Plan.

  Changes in Capitalization

     In the event any change is made to Common Stock issuable under the Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other similar change in the corporate structure of the Company effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of shares available for issuance under the Option Plan, (ii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Option Plan after December 31, 1993, (iii) the number and/or class of shares and price per share in effect under each outstanding option under the Option Plan, and (iv) the number and/or class of shares for which automatic option grants are subsequently to be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member. The purpose of such adjustments to the outstanding options is to preclude the enlargement or dilution of rights and benefits under such options.

     Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued, in connection with such Corporate Transaction, to the holder of such option had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the number and class of securities subsequently available for issuance under the Option Plan in the aggregate and per participant.

     The grant of stock options or stock appreciation rights under the Option Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  Amendment and Termination of the Plan

     The Company's Board may amend or modify the Option Plan in any or all respects whatsoever; provided, however, that (i) the rights of existing optionees may not be altered without their consent and (ii) any amendments to the Automatic Option Grant Program (or any options outstanding thereunder) may not occur at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal tax laws and regulations. In addition, the Board may not amend the Option Plan without stockholder approval if such amendment would materially increase the maximum number of shares issuable under the Option Plan in the aggregate or on a per participant basis (other than in connection with certain changes in the Company's capital structure), materially modify the eligibility requirements for option grants under the Option Plan or otherwise materially increase the benefits accruing to participants under the Option Plan.

     The Board may terminate the Option Plan at any time, but in all events the Option Plan will terminate upon the earlier of April 11, 2007 or the date all shares available for issuance under the Option Plan are issued or canceled pursuant to the exercise or surrender of options granted under the Option Plan. Any options outstanding at the time of the termination of the Option Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

                            FEDERAL TAX CONSEQUENCES

     Options granted under the Option Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonstatutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to sale or disposition of the purchased shares, then a disqualifying disposition of the purchased shares will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date of exercise over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be capital gain.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for such shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of shares purchased pursuant to an incentive option. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of (i) the fair market value of the purchased shares at the exercise date over
(ii) the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of shares under a nonstatutory option if the purchased shares are subject to substantial risk of forfeiture. These special provisions may be summarized as follows:

          1. If the shares acquired upon exercise of the nonstatutory option are subject to a substantial risk of forfeiture, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the risk of forfeiture lapses, an amount equal to the difference between the fair market value of the shares on the date the risk of forfeiture lapses and the exercise price paid for the shares.

          2. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the risk of forfeiture) and the exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the risk of forfeiture lapses.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

     Stock Appreciation Rights. If an option granted with a tandem stock appreciation right is surrendered for an appreciation distribution, or if an option granted with a limited stock appreciation right is canceled for an appreciation distribution, the recipient will generally realize ordinary income on the surrender or cancellation date, equal in amount to the appreciation distribution. The Company will be entitled to a deduction equal to the amount of such ordinary income.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required for approval of the Option Plan. If stockholder approval of the Option Plan is not obtained, then any options granted on the basis of the 500,000-share increase will terminate without becoming exercisable for any of those shares, and the Option Plan will terminate at the earlier of (i) December 15, 1997 or (ii) once the balance of the share reserve as last approved by the stockholders has been issued pursuant to outstanding option grants under the Option Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the amendment to the Option Plan is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and non-employee Board members. For this reason, the Board of Directors recommends that the stockholders vote FOR this proposal.

                 PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT TO THE
                       1993 EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are also being asked to vote on a proposal to approve an increase in the number of shares of Common Stock issuable under the Company's 1993 Employee Stock Purchase Plan (the Purchase Plan) by 500,000 shares in order to assure that the Purchase Plan will continue to have a sufficient share reserve to provide employees with an opportunity to acquire an equity interest in the Company. As of March 18, 1997, and after giving effect to the proposed 500,000-share increase to the Purchase Plan, 573,352 shares had been issued under the Purchase Plan, and 426,648 shares remained available for future grants.

     The share increase was approved by the Board on February 13, 1997. The terms and provisions of the Purchase Plan are described more fully below. This description, however, is not intended to be a complete summary of the Purchase Plan. A copy of the actual plan document will be furnished to any stockholder upon written request to the Secretary of the Company at the corporate offices in Sunnyvale, California.

SECURITIES SUBJECT TO THE PURCHASE PLAN

     The Purchase Plan was initially adopted by the Board in March 1992 and approved by the stockholders in April 1992. It was subsequently amended by the Board in February 1994 to increase the maximum number of shares that may be issued over the term of the Purchase Plan by 300,000 shares, and such amendment was approved by the stockholders in May 1994. Assuming stockholder approval of this Proposal No. 4, 1,000,000 shares* of the Company's Common Stock will be available for issue over the term of the Purchase Plan. Such shares will be made available either from the Company's authorized but unissued Common Stock or Common Stock reacquired by the Company.

ADMINISTRATION

     The Purchase Plan is administered by a committee (the Committee) comprised of two or more non-employee Board members appointed by the Board. The Committee as plan administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

CHANGES IN CAPITALIZATION

     In the event that any change is made to Common Stock issuable under the Purchase Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other similar change in the corporate structure of the Company effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) maximum number and/or class of shares available for issuance under the Purchase Plan, (ii) the maximum number and/or class of shares purchasable per participant under any outstanding purchase right, and (iii) the number and/or class of shares purchasable and the price per share payable under all outstanding purchase rights. The purpose of such adjustments to the outstanding purchase rights is to preclude the enlargement or dilution of rights and benefits thereunder.

ELIGIBILITY AND PARTICIPATION

     Any individual who customarily works more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase
Plan) will become eligible to participate in the Purchase Plan on the first day of the first purchase period following such individual's commencement of employment.

     As of March 18, 1997, approximately 243 employees (including five executive officers) were eligible to participate under the Purchase Plan.

PLAN BENEFITS

     The table below shows, as to each of the executive officers named in the Summary Compensation Table below and the various indicated groups, the following information with respect to Purchase Plan transactions effected during the period from January 1, 1996 to March 18, 1997: (i) the number of shares of Common

---------------

* This number is subject to adjustment in the event of certain changes to the capitalization of the Company. See "Changes in Capitalization" below.

Stock purchased under the Purchase Plan during that period and (ii) the net value realized (fair market value of the purchased shares on the purchase date less the purchase price) in connection with such purchases.

                                                            NUMBER OF SHARES
                      NAME AND POSITION                        PURCHASED       NET VALUE REALIZED
    ------------------------------------------------------  ----------------   ------------------
    Jay Flatley...........................................         4,500            $ 14,672
      President and Chief Executive Officer
    David L. Barker.......................................            --                  --
      Vice President, Scientific Development
    Clare L. Bromley, III.................................         3,000            $ 13,153
      Sr. Vice President, Sales and Marketing
    Bruce K. Leisz........................................            --                  --
      Vice President, Operations
    All current executive officers as a group (5
      persons)............................................        10,632            $ 36,104
    All current directors (other than executive officers)
      as a group (4 persons)..............................            --                  --
    All employees, including current officers who are not
      executive officers, as a group (243 persons)........       250,097            $864,853

PURCHASE PERIODS

     Under the Purchase Plan, shares will be issued through a series of successive purchase periods, each generally of six (6) months duration. Such purchase periods begin on February 16 and August 16 of each calendar year and end on the last day of the last payroll period prior to February 15 and August 15, respectively.

     The participant will be granted a separate purchase right for each purchase period in which he or she participates. The purchase right will be granted on the first business day of the purchase period and will be automatically exercised on the last business day of that purchase period.

PURCHASE PRICE

     The purchase price of the Common Stock under the Purchase Plan will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Common Stock on the date on which the purchase right is exercised. The fair market value of the Common Stock on any relevant date is the closing selling price per share on such date as reported on the Nasdaq National Market. On March 18, 1997, the fair market value per share of Common Stock was $14.38, based upon the closing selling price on that date on the Nasdaq National Market.

STOCK PURCHASES

     Each participant may, through authorized payroll deductions, contribute to the Purchase Plan any multiple of 1%, up to a maximum of 15%, of his or her eligible compensation for the purchase period. Eligible compensation for this purpose includes the participant's base salary plus salary deferral contributions to the Company's 401(k) Plan, overtime payments, commissions, and bonuses.

     On the last business day of each purchase period, the payroll deductions of each participant will be automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for such purchase period. Any amount remaining in the participant's account after such exercise will be held for the purchase of stock in the next purchase period.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

          1. Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

          2. Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 of Common Stock (valued at the time each purchase right is granted) during any one calendar year.

          3. The maximum number of shares purchasable by the participant pursuant to any one outstanding purchase may not exceed 1,500 shares.

TERMINATION OF PURCHASE RIGHTS

     The purchase right will terminate upon the participant's election to withdraw from the Purchase Plan. Any payroll deductions which the participant may have made with respect to the terminated purchase right will, at the participant's election, be either refunded or held for the purchase of shares at the end of the purchase period. A participant's election to withdraw from the Purchase Plan is irrevocable, and the participant may not rejoin the purchase period for which the terminated purchase right was granted.

     The purchase right will also terminate upon the participant's termination of employment. Any payroll deductions which the participant may have made during the purchase period in which such termination occurs will be refunded to the participant.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan at any time. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

STOCKHOLDER RIGHTS

     No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

     No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following the participant's death. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

MERGER OR LIQUIDATION OF THE COMPANY

     Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of (i) a sale, merger or other reorganization, (ii) a reverse merger in which the Company is the surviving corporation but in which all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly owned subsidiary or (iii) a liquidation of the Company, then all outstanding purchase rights will be exercised immediately prior to the effective date of such sale, merger, reorganization, or liquidation by applying all payroll deductions previously collected from participants during the purchase period in which such transaction occurs to the purchase of whole shares of Common Stock.

AMENDMENT AND TERMINATION

     The Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any participant may purchase during a single purchase period, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants, or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

     The Purchase Plan will terminate upon the earlier of (i) the last day of the purchase period ending in February 2002 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after commencement of the purchase period during which those shares were purchased, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two (2) years after the commencement of the purchase period in which those shares were purchased, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the date of commencement of such purchase period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the date of commencement of the purchase period during which those shares were purchased will constitute ordinary income in the year of death.

     If the purchased shares are sold or otherwise disposed of within two (2) years after commencement of the purchase period during which those shares were purchased, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

     Notwithstanding the foregoing, in the event that the stockholder approval of the share increase to the Purchase Plan is not obtained, any participant who purchased shares under the Purchase Plan on the basis of such share increase will recognize ordinary income measured by the difference between the purchase price of the shares and the fair market value of the shares on the date of grant.

VOTE REQUIRED

     The affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Purchase Plan. If stockholder approval of the amendment to the Purchase Plan is not obtained, then the share increase to the Purchase Plan will not become effective and the Purchase Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued under the Purchase Plan. In addition, any shares purchased on the basis of such share increase will have the tax consequences described above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide employees with a meaningful incentive to remain with the Company and an incentive to contribute to the growth and long-term success of the Company by offering them an opportunity to acquire an equity interest in the Company. For this reason, the Board of Directors recommends that the stockholders vote FOR this proposal.

                             ADDITIONAL INFORMATION

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the SEC) initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 29, 1996, there has been compliance with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders, except James M. Schlater and C. Woodrow Rea, Jr. each filed one (1) late Statement of Changes in Beneficial Ownership on Form 4.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the 1996, 1995 and 1994 fiscal years by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total salary and bonus for the last fiscal year exceeded $100,000, for services in all capacities to the Company and its subsidiaries. Such individuals will be hereafter referred to as the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                         ANNUAL                 COMPENSATION
                                                      COMPENSATION           ------------------
                                               ---------------------------       NUMBER OF        ALL OTHER
                  NAME AND                     FISCAL                            SECURITIES        COMPEN-
             PRINCIPAL POSITION                 YEAR    SALARY(1) BONUS(2)   UNDERLYING OPTIONS   SATION(3)
---------------------------------------------  ------   -------   --------   ------------------   ---------
Jay Flatley..................................   1996    228,000   134,688          50,000           4,248
  President, Chief Executive Officer, Chief     1995    227,500        --          50,000(4)          832
  Operating Officer and Acting Chief
  Financial                                     1994    201,635        --          50,000(5)          731
  Officer
David L. Barker..............................   1996    148,654    38,740          20,000           5,511
  Vice President,                               1995    139,615        --              --           1,303
  Scientific Development                        1994    129,615        --          35,000           1,183
Clare L. Bromley, III(6).....................   1996    170,000    44,200              --           4,487
  Sr. Vice President,                           1995     19,808        --          60,000              58
  Sales and Marketing                           1994         --        --              --              --
Bruce K. Leisz,..............................   1996    163,732    39,600          20,000           4,308
  Vice President, Operations                    1995    144,423        --              --             497
                                                1994    129,808        --          35,000             430

---------------
(1) Includes amounts deferred under the Company's 401(k) Profit Sharing Plan.

(2) This amount is comprised of bonuses earned during the fiscal year.

(3) This amount is comprised of group term life insurance premiums paid and amounts contributed by the Company under the 401(k) Profit Sharing Plan, on behalf of the Named Executive Officers.

(4) Includes options to purchase 255 shares, the economic benefit and beneficial ownership of which have been assigned to Mr. Flatley's former spouse pursuant to a settlement agreement entered into by the parties in connection with the dissolution of their marriage.

(5) Includes options to purchase 11,783 shares, the economic benefit and beneficial ownership of which have been assigned to Mr. Flatley's former spouse pursuant to a settlement agreement entered into by the parties in connection with the dissolution of their marriage.

(6) Mr. Bromley joined the Company in November 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options under the Company's Restated 1987 Stock Option Plan during the 1996 fiscal year to the Named Executive Officers. No SARs were granted to any Named Executive Officers during 1996.

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------       POTENTIAL
                                        NUMBER OF                                         REALIZABLE VALUE
                                        SECURITIES                                        AT ASSUMED ANNUAL
                                        UNDERLYING   % OF TOTAL                            RATES OF STOCK
                                         OPTIONS      OPTIONS                                   PRICE
                                        GRANTED IN   GRANTED TO                           APPRECIATION FOR
                                           LAST      EMPLOYEES                             OPTION TERM(3)
                                          FISCAL     IN FISCAL    EXERCISE   EXPIRATION   -----------------
                 NAME                   YEAR($)(1)      YEAR      PRICE(2)      DATE       5%($)    10%($)
--------------------------------------  ----------   ----------   --------   ----------   -------   -------
Jay Flatley...........................    50,000        12.10       6.00       8/20/06    188,668   478,123
  President, Chief Executive Officer,
  Chief Operating Officer and Acting
  Chief Financial Officer
David L. Barker.......................    20,000         4.84       6.00       8/20/06     75,467   191,249
  Vice President, Scientific
  Development
Clare L. Bromley, III.................        --           --         --            --         --        --
  Sr. Vice President, Sales and
  Marketing
Bruce K. Leisz........................    20,000         4.84       6.00       8/20/06     75,467   191,249
  Vice President, Operations

---------------

(1) Each option will immediately become exercisable for all the option shares in the event the Company is acquired by merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The Plan Administrator has the discretionary authority to provide for the full and immediate acceleration of the option upon a hostile change in control of the Company or to condition such acceleration upon a termination of the optionee's service following such change. Each option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a same-day sale program. The Plan Administrator may also allow the optionee to pay the exercise price by delivering an interest bearing promissory note payable in installments.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to the Named Executive Officers concerning the number of options they exercised during the 1996 fiscal year and the number of shares subject to exercisable and unexercisable stock options which they held at the end of such fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 1996 fiscal year, nor did they hold any stock appreciation rights at the end of that fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                SHARES                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               ACQUIRED                 OPTIONS AT FISCAL YEAR-END       FISCAL YEAR-END(2)(3)
                                  ON         VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  --------   -----------   -----------   -------------   -----------   -------------
Jay Flatley..................     --          --          221,875(4)     128,125(5)   $ 1,889,288     $ 626,563
David L. Barker..............     --          --           60,500         32,500          327,969       140,156
Clare L. Bromley, III........     --          --           15,000         45,000           93,750       281,250
Bruce K. Leisz...............     --          --           42,999         32,500          216,692       140,156

---------------
(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of those shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

(2) "In-the-money" options are options whose exercise price was less than the market price of the Company's Common Stock on December 29, 1996, the last day of the 1996 fiscal year.

(3) Based upon the market price of $11.63 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on December 29, 1996, less the exercise price payable per share.

(4) Includes options to purchase 91,311 shares, the economic benefit and beneficial ownership of which have been assigned to Mr. Flatley's former spouse pursuant to a settlement agreement entered into by the parties in connection with the dissolution of their marriage.

(5) Includes options to purchase 7,669 shares, the economic benefit and beneficial ownership of which have been assigned to Mr. Flatley's former spouse pursuant to a settlement agreement entered into by the parties in connection with the dissolution of their marriage.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

     None of the Company's executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the Restated 1987 Stock Option Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for 50% or more of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

     In November 1995, the Company entered into an agreement with Clare L. Bromley, III, Sr. Vice President, Sales and Marketing. The agreement provides for maximum severance benefits of the equivalent of one year's base salary which will be adjusted based on length of service as specified in the agreement. The severance benefits are due upon the involuntary termination by the Company for reasons other than willful misconduct or gross negligence and upon voluntary termination following a change in control through merger or acquisition. Additionally, the agreement provides for a non-qualified stock option for 60,000 shares of the Company's Common Stock which vested immediately upon Mr. Bromley's employment date with respect to 25% of the shares. Beginning one year from the employment date, 6.25% of the shares vests each quarter.

COMPENSATION COMMITTEE REPORT

     It is the duty of the Compensation Committee to set the base salary of the Company's executive officers and to administer the Company's Restated 1987 Stock Option Plan under which grants may be made to such officers and other key employees.

     General Compensation Policy

     The fundamental policy of the Compensation Committee in compensation matters is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. It is an objective of this policy to have a portion of each officer's total annual compensation contingent upon the achievement of such financial and performance goals. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect at high technology companies in the Silicon Valley that are of comparable size to the Company and with which the Company competes for executive personnel, (ii) annual variable performance awards payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     Factors. Several of the more important factors considered by the Compensation Committee in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below.

          - BASE SALARY. The base salary for each executive officer is determined on the basis of internal comparability considerations and the base salary levels in effect at high technology companies in the Silicon Valley that are of comparable size to the Company and with which the Company competes for executive personnel. External salary data is obtained by reviewing a variety of compensation surveys including the American Electronics Association Executive Compensation Survey. The base salary level for executive officers is generally comparable to the level determined for such individuals on the basis of such external salary data. The base salary levels for the Company's executive officers for the 1996 fiscal year were in the 79th percentile of the surveyed salaries. Salaries are reviewed on an annual basis, and adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors.

          Several of the companies included in the Hambrecht & Quist index which has been chosen as the Company's industry index for purposes of the stock price performance graph were also among the companies included in the surveys which the Compensation Committee reviewed for comparative compensation purposes. The Compensation Committee believes that the companies included in the compensation surveys actually compete with the Company for executive talent and are more similar to the Company in terms of annual revenue and profitability, market capitalization and management style and corporate culture. For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the Hambrecht & Quist Index.

          - ANNUAL INCENTIVE COMPENSATION. The Company has adopted the Variable Compensation Plan pursuant to which bonuses are payable to eligible employees upon achievement of specified performance goals. For fiscal year 1996, bonuses (set as a percentage of base salary) were payable on the basis of achievement of annual operating income targets and attainment of certain other corporate objectives. Bonuses were earned by executive officers for fiscal 1996 since the annual operating income targets were exceeded.

          - LONG-TERM INCENTIVE COMPENSATION. Each executive officer of the Company is eligible to receive option grants under the Company's Restated 1987 Stock Option Plan. The Compensation Committee has established certain general guidelines in making option grants to the executive officers to target a fixed number of unvested option shares based upon each individual's position and tenure with the

     Company and his existing holdings of unvested options. Option grants were made to the Company's executive officers during 1996 based on the foregoing criteria.

     Compensation of the Chief Executive Officer

     In setting the compensation payable to Mr. Flatley in his capacity as the Company's Chief Executive Officer, the Compensation Committee has sought to establish a competitive rate of base salary. Mr. Flatley's base salary is established through an evaluation of salaries paid to similarly situated chief executive officers at high technology companies in the Silicon Valley which are of comparable size to the Company and with which the Company competes for executive personnel. As described above, salary information is obtained by the Compensation Committee by reviewing a variety of compensation surveys. This component of Mr. Flatley's total compensation is not affected to any significant degree by Company performance factors. For the 1996 fiscal year, Mr. Flatley's base salary was left unchanged from the prior year amount. This salary for 1996 was at the 77th percentile of salaries of chief executive officers at the surveyed companies.

     As discussed above, a bonus was awarded to Mr. Flatley for the 1996 fiscal year. Mr. Flatley was granted an option in 1996; the number of option shares was based on Mr. Flatley's unvested option and Common Stock holdings at the time of the option grant.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 1996 will exceed the $1 million limit per officer. In addition, at the 1994 Annual Meeting, the Company obtained stockholder approval to amend the Company's Restated 1987 Stock Option Plan to limit the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of that Plan so that any compensation deemed paid to an executive officer in connection with the exercise of stock options under that Plan with an exercisable price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Until final Treasury Regulations are issued with respect to the new $1 million limitation, the Compensation Committee will defer any decision on whether or not to restructure or otherwise limit other components of compensation payable to such executive officers to the $1 million cap.

                                          Compensation Committee

                                          Jack Lloyd            C. Woodrow Rea,
                                          Jr.

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative stockholder returns for the Company, the Nasdaq Stock Market Index and the Hambrecht & Quist Growth Index for the period February 5, 1993 through December 29, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD               MOLECULAR
      (FISCAL YEAR COVERED)              DYNAMICS           H&Q GROWTH            NASDAQ
2/5/93                                             100                 100                 100
JUN-93                                             186                 100                 100
DEC-93                                             107                 109                 111
JUN-94                                              59                  87                 101
DEC-94                                              61                 113                 108
JUN-95                                              63                 142                 135
DEC-95                                              57                 183                 153
JUN-96                                              60                 208                 174
DEC-96                                              98                 202                 189

* $100 invested at 2/5/93 with dividend reinvestment.

     Notwithstanding anything to the contrary set forth in the Company's previous filings made under the Securities Act of 1993 or the Securities Exchange Act of 1934 which might otherwise incorporate future filings made by the Company under those statutes, including this Proxy Statement, neither the preceding Compensation Committee Report on Executive Compensation nor the preceding Stock Performance Graph is to be deemed incorporated by reference into any such filings; nor is such report or graph to be incorporated by reference into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Restated Certificate of Incorporation and Restated Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

     On April 6, 1994, the Company entered into an alliance with Amersham International plc. (Amersham), a greater than five percent (5%) stockholder of the Company, to obtain a second source reagent supply and distribution agreement and an agreement with respect to the development and distribution of future products. The collaboration agreement between the Company and Amersham provides that the Company and Amersham share any net profit or loss resulting from the sale of products pursuant to the terms of the agreements relating to the alliance. Pursuant to the terms of such agreements, the Company realized $164,000 in profits from Amersham in 1996. Amersham has acquired approximately one million shares of the Company's capital stock on the open market as part of this alliance.

     On January 10, 1997, the Company entered into a loan agreement with Jay Flatley, President and Chief Executive Officer of the Company, providing for a loan of up to $400,000 for the purchase of a residence by Mr. Flatley. The Company issued three notes under the loan agreement on January 10, 1997, January 30, 1997 and March 27, 1997, respectively, for an aggregate principal amount of $350,000. These notes are secured by a second deed of trust on the residence. The principal and interest accrued to date on the notes are to be repaid in three equal installments on each of the first, second and third anniversaries of the date of each of the notes, respectively, provided that the third payment includes the balance of principal plus all accrued interest as of such date. Interest accrues on the notes at the rates of 5.63% and 6.42% per annum, depending on the tranche of the loan. The total outstanding amount under the loan agreement and the notes as of March 27, 1997 was $350,000, which was also the maximum aggregate amount owed by Mr. Flatley since the beginning of the last fiscal year.

                 STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than December 26, 1997 in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, MOLECULAR DYNAMICS, INC., 928 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors

James M. Schlater                         Jay Flatley
Chairman of the Board of Directors        President, Chief Executive Officer,
                                          Chief
                                          Operating Officer, Acting Chief
                                          Financial Officer and Member
                                          of the Board of Directors

Dated: April 23, 1997

                            MOLECULAR DYNAMICS, INC.
                        RESTATED 1997 STOCK OPTION PLAN

                           Restated on April 11, 1997

                                   ARTICLE ONE
                                     GENERAL

I.       PURPOSES OF THE PLAN

         This Restated 1997 Stock Option Plan (the "Plan") is intended to promote the interests of Molecular Dynamics, Inc., a Delaware corporation (the "Corporation"), by providing incentives to eligible individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and remain in the employ or service of the Corporation (or its parent or subsidiary corporations). The plan amends and restates it predecessor Restated 1987 Stock Option Plan (the "1987 Plan"). The first restatement of the 1987 Plan was adopted by the Board on March 12, 1992 and approved by the Corporation's stockholders in April 1992. The Discretionary Option Grant Program in effect under Article Two became effective on the first date on which the shares of the Corporation's common stock were registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date shall be designated as the Effective Date of the Discretionary Option Grant Program. The Automatic Option Grant Program in effect under Article Three became effective immediately upon the execution of the Underwriters Agreement between the Corporation and the underwriters of the initial public offering of the Company's common stock. The execution date of such Underwriters Agreement is hereby designated as the Effective Date of such Automatic Option Grant Program. The Plan, as amended and restated, was adopted by the Board on April 11, 1997 and approved by the Corporation's stockholders in May 1997 to extend the term through April 11, 2007. For purposes of Internal Revenue Code Section 422 and with respect to any options issuable or issued after the date of the Board approval of the second restatement of the Plan, the second restatement of the Plan shall be deemed to constitute adoption of a new stock option plan.

         For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                  (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY, of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.      ADMINISTRATION OF THE PLAN

         A. The Plan shall be comprised of two separate programs: (i) the Discretionary Option Grant Program under Article Two pursuant to which option grants may be made to key employees and consultants at the discretion of the Plan Administrator and (ii) the Automatic Option Grant Program under Article Three pursuant to which option grants will automatically be made to non-employee members of the Board of Directors at periodic intervals upon the express terms and provisions of the Article Three program.

         B. The Discretionary Option Grant Program shall be administered by one or more committees comprised of members of the Corporation's Board of Directors (the "Board"). The primary committee (the "Primary Committee") shall be comprised of two or more non-employee Board members and shall have sole and exclusive authority to grant stock options and stock appreciation rights under the Discretionary Option Grant Program to officers and employee-directors of the Company subject to the short-swing profit restrictions of the Federal securities laws. Stock options may be granted under the Discretionary Option Grant Program to all other eligible employees and consultants by either the Primary Committee or a second committee comprised of one or more Board members (the "Secondary Committee"). No Board member shall be eligible to serve on the Primary Committee if such individual has, within the relevant period designated below, received an option grant or stock issuance under this Plan (other than pursuant to the Automatic Option Grant Program in effect under Article Three) or under any other stock plan of the Corporation (or any parent or subsidiary corporation):

                  (i) for each of the initial members of the Primary Committee, the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee, or

                  (ii)     for any successor or substitute member, the twelve
(12)-month period immediately preceding the date of his or her appointment to the Primary Committee or (if shorter) the period commencing with the Effective Date of the Discretionary Option Grant Program and ending with the date of his or her appointment to the Primary Committee.

         Members of the Primary Committee and the Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

         C. Subject to the limited authority provided the Secondary Committee to effect option grants in accordance with the provisions of Section II.B of this Article One, the Primary Committee shall serve as the Plan Administrator and shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, such program and any outstanding option thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option.

         D. Service on the Primary or Secondary Committee shall constitute service as a Board member, and members of either committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

         E. Administration of the Automatic Option Grant Program shall be self-executing, and the Plan Administrator shall not exercise any discretionary functions under such program.

III.     ELIGIBILITY FOR OPTION GRANTS

         A. The persons eligible to receive option grants under the Plan shall be limited to the following individuals:

                  (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations);

                  (ii) the non-employee members of the board of directors of any subsidiary corporations; and

                  (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

         From and after the Effective Date of the Automatic Option Grant Program, the non-employee members of the Board shall not be eligible to receive grants under the Discretionary Option Grant Program but shall be eligible to receive automatic option grants pursuant to Article Three of the Plan.

         B. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares subject to each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") designed to satisfy the requirements of Internal Revenue Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which the option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.      STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 4,004,500 shares.1 The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

-----------------

1 Includes (i) the 500,000 share increase authorized by the Board on February 13, 1997 and approved at the 1997 Annual Stockholders Meeting and (ii) the 250,000 share increase authorized by the Board on February 7, 1996 and approved at the 1996 Annual Stockholders Meeting and the 500,000 share increase authorized by the Board on February 13, 1997 to be approved at the 1997 Annual Stockholders Meeting. All of the references to the number of shares issuable under the Plan have been adjusted to reflect the 3-for-5 reverse stock split effected March 12, 1992.

         B. In no event may the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights exceed 1,500,000 shares in the aggregate over the remaining term of the Plan. For purposes of this limitation, no stock options or stock appreciation rights granted prior to January 1, 1994 shall be taken into account. Such limitation shall be subject to periodic adjustment in accordance with the provisions of this Section IV.

         C. Should an option expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Section V of Article Two of the Plan and Section III of Article Three of the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

         D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (I) the maximum number and/or class of securities issuable under the Plan, (II) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993,
(III) the number and/or class of securities and the price per share in effect under each outstanding option under the Discretionary Option Grant Program, (IV) the number and/or class of securities per non-employee Board member for which automatic option grants are subsequently to be made under the Automatic Option Grant Program, and (V) the number and/or class of securities and the price per share in effect under each automatic grant outstanding under the Automatic Option Grant Program. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                           DISCRETIONARY OPTION GRANTS

I.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument, however, shall comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

         A.       Option Price.

                  1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

                  2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section VI of Article Two and the instrument evidencing the grant, be payable in one of the alternative forms specified below:

                           (i)      full payment in cash or check payable to the
Corporation; or

                           (ii)     full payment in shares of Common Stock held
by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                           (iii)    full payment in a combination of shares of
Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Corporation's order; or

                           (iv)     full payment through a broker-dealer sale
and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
(II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  3. The fair market value per share of Common Stock on any relevant date under subparagraph 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

         B.       Term and Exercise of Options.

         Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no such option shall have a maximum term in excess of ten (10) years measured from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

         C.       Effect of Termination of Service.

                  1. Should the optionee cease Service for any reason other than death (including permanent disability as defined in Internal Revenue Code Section 22(e)(3)) while holding one or more outstanding options under this Article Two, then such option or options shall not (except to the extent otherwise provided pursuant to subparagraph 4 below) remain exercisable for more than a twelve (12) month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) following the date of such cessation of Service. In no event, however, shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of vested shares of

Common Stock (if any) for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. Each such option, however, shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Service, with respect to any shares of Common Stock for which such option is not otherwise at that time exercisable or in which the optionee is not otherwise at that time vested.

                  2. Any option under the Plan held by the optionee at the time of death may be subsequently exercised, but only to the extent of the number of vested shares of Common Stock (if any) for which the option is exercisable on the date of the optionee's cessation of Service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, be effected prior to the earlier of (i) the third anniversary of the date of the optionee's cessation of Service (or such shorter period determined by the Plan Administrator and specified in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

                  3. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more outstanding options under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph 1 or 2 above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                  4. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subparagraph 1 or 2 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                  5.       For purposes of the foregoing provisions of this
Section I of Article Two (and all other provisions of the Plan), unless it is specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the shares purchased under such option, the optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor. The optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

         D.       Shareholder Rights.

         An optionee shall have not have any stockholder rights with respect to any shares subject to the option until such individual shall have exercised the option and paid the option price for the purchased shares.

         E.       Repurchase Rights.

         The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

         1. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

         2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

         3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II.      INCENTIVE OPTIONS

         The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

         A. Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value per share of Common Stock on the grant date.

         B. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Article Two (or under any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should any option under this Article Two become first exercisable in any calendar year for shares of Common Stock in excess of such One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

         C. 10% Stockholder. If any individual to whom an option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years measured from the grant date.

         Except as modified by the preceding provisions of this Section II, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

III.     CORPORATE TRANSACTIONS/CHANGES IN CONTROL

         A. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                  (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or

                  (iii) any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to persons different from those who held the stock immediately prior to such merger, each option at the time outstanding under this Article Two but otherwise not fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall not so accelerate if and to the extent (i) such option is to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) such acceleration is subject to other limitations imposed by the Plan Administrator in the relevant option agreement. Option comparability under clause (i) shall be determined by the Plan Administrator, and its determination shall be final, binding and conclusive.

         B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

         C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

         D. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         E. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

         F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

                  (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                  (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

         G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

IV.      CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the fair market value of the Common Stock on the new grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option or (iii) one hundred and ten percent (110%) of such fair market value in the case of an Incentive Option granted to a 10% Stockholder.

V.       SURRENDER OF OPTIONS

         A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation equal in amount to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

         B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

         C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years (or five (5) years in the case of a 10% Stockholder) after the date of the option grant.

         D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

         E. For purposes of Section V.D, the following definitions shall be in effect:

         A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         THE TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

         F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent option grant under the Plan.

VI.      LOANS OR INSTALLMENT PAYMENTS

         A. The Plan Administrator may assist any optionee in the exercise of one or more options under this Article Two by (i) authorizing the extension of a loan to such optionee from the Corporation or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans and installment payments may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price payable for the purchased shares (less the par value thereof) plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

         B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under subsection A above shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

I.       ELIGIBILITY

         A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to the following:

                  (1) each individual who is serving as a non-employee member of the Board on the Effective Date of the Automatic Option Grant Program, and

                  (2) each individual who is first appointed or elected as a non-employee Board member at any time after such Effective Date.

         B. Limitation. Except for the option grants to be made pursuant to the provisions of this Article Three, non-employee Board members shall not be eligible to receive any additional option grants under this Plan or any other stock plan of the Corporation (or its subsidiary corporations).

II.      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

         A. Grant Dates. Option grants will be made under this Article Three on the dates specified below:

                  (i) Each individual who first becomes a non-employee Board member at any time on or after the 1994 Annual Stockholders Meeting, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Article Three.

                  (ii) On the date of each Annual Stockholders Meeting, beginning with the 1994 Annual Meeting, each individual who is at the time re-elected as a non-employee Board member shall automatically be granted a nonstatutory option under this Article Three to purchase an additional 3,500 shares of the Common Stock, provided such individual has served as a Board member for at least six (6) months prior to such automatic grant date.

         The 10,000-share limitation and the 3,500-share limitation on the automatic option grants to be made to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of paragraph IV.C of Article One. There shall be no limit on the number of 3,500-share option grants any one non-employee Board member may receive under this Article Three during his or her period of Board service.

                  B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three after the Effective Date shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date, as determined in accordance with the valuation provisions of Section I.A.3 of Article Two.

         C.       Payment.

         The exercise price shall be payable in one of the alternative forms specified below:

                           (i)      full payment in cash or check made payable
to the Corporation's order; or

                           (ii)     full payment in shares of Common Stock held
for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

                           (iii)    full payment in a combination of shares of
Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Corporation's order; or

                           (iv)     full  payment through a broker-dealer sale
and remittance procedure pursuant to which the optionee shall provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

         For purposes of this subparagraph, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of paragraph I.A.3 of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany such notice.

         D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years.

         E.       Exercisability.

                  1. The initial 10,000-share automatic grants shall each become exercisable for the option shares in four (4) installments as follows:

                           (i)      The option shall immediately upon grant be
exercisable for twenty-five percent (25%) of the option shares.

                           (ii)     The option shall become exercisable for an
additional twenty-five percent (25%) of the option shares upon the optionee's completion of twelve (12) months of continuous Board service measured from the automatic grant date.

                           (iii)    The option shall become exercisable for an
additional twenty-five percent (25%) of the option shares upon the optionee's completion of twenty-four (24) months of continuous Board service measured from the automatic grant date.

                           (iv)     The option shall become exercisable for the
final twenty-five percent (25%) of the option shares upon the optionee's completion of thirty-six (36) months of continuous Board service measured from the automatic grant date.

         As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

                  2. Each 3,500-share automatic grant shall become exercisable upon the optionee's completion of twelve (12) months of continuous Board service measured from the automatic grant date. The option, however, shall not become exercisable for any additional option shares following the optionee's cessation of Board service.

         F. Non-Transferability. During the lifetime of the optionee, the option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option effected by will or by the laws of descent and distribution following the optionee's death.

         G.       Effect of Termination of Board Membership.

                  1. Should the optionee cease to be a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of service as a Board member.

                  2. Should the optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then each automatic option grant held by such optionee at the time of his or her death may subsequently be exercised, for any or all of the shares of Common Stock for which the option was exercisable at the time of the optionee's cessation of Board membership (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the optionee's death.

                  3. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the limited post-service exercise period under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding. However, each automatic option grant held by the optionee at the time of his or her cessation of Board service shall immediately terminate and cease to be outstanding with respect to any option shares for which such option is not otherwise at that time exercisable.

         H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have no stockholder rights with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

         I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Employee Director Automatic Grant Agreement attached as Exhibit A to the Plan.

III.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction (as such term is defined in Section III of Article Two), each automatic option grant at the time outstanding under this Article Three but not otherwise fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

         B. In the event of any Change in Control (as such term is defined in Section III of Article Two), each automatic option grant at the time outstanding under this Article Three but not otherwise fully exercisable shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares. Each such automatic grant accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         C. Upon the occurrence of a Hostile Take-Over (as such term is defined in Section V of Article Two), each automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall automatically be cancelled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such option cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

         D. For purposes of this Article Three, the Take-Over Price per share shall be deemed to be equal to the greater of (i) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of paragraph I.A.3 of Article Two, or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over.

         E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.

         F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.      AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

         The provisions of this Automatic Option Grant Program, including any automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

ARTICLE FOUR MISCELLANEOUS

1.       AMENDMENT OF THE PLAN

        The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan and (ii) any amendment to the Automatic Option Grant Program (or any options outstanding thereunder) shall be made in compliance with the limitation of Section IV of Article Three. In addition, the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any one participant may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993, except for permissible adjustments under Section IV of Article One, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

II.      EFFECTIVE DATE AND TERM OF PLAN

        A. The 1987 Plan was initially adopted by the Board on December 16, 1987, and approved by the Corporation's stockholders on December 14, 1988. The 1987 Plan was subsequently amended by the Board in May 1990 and in April 1991 to increase the total number of shares issuable under the 1987 Plan by 300,000 shares and 450,000 shares (adjusted to reflect the 3-for-5 reverse stock split effected March 12, 1992), respectively, and such amendments were approved by the stockholders in May 1990 and August 1991, respectively. The Board restated the 1987 Plan on March 12, 1992 to increase the number of shares of Common Stock issuable under the 1987 Plan by 500,000 shares with such increase to become effective upon the Effective Date of the Discretionary Option Grant Program. The stockholders approved such restatement in April 1992. Article One, Section II of the 1987 Plan was subsequently amended to permit the establishment of a secondary committee to administer the 1987 Plan. Such amendment became effective on the February 17, 1993 date of its approval by the Board.

        B. On February 8, 1994, the Board amended the 1987 Plan to (i) increase the number of shares available for issuance pursuant to the 1987 Plan by 500,000 shares, (ii) impose a limitation on the maximum number of shares of Common Stock for which any one participant in the 1987 Plan may be granted stock options and separately exercisable stock appreciation rights after December 31, 1993 and (iii) increase the number of shares of Common Stock for which option grants are to be made under the Automatic Grant Program to each newly elected or re-elected non-employee Board member. The amendment was approved by the stockholders at the 1994 Annual Stockholders Meeting. On February 8, 1995, the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 750,000 shares. The amendment was approved at the 1995 Annual Stockholders Meeting. The amendment was approved at the 1995 Annual Stockholders Meeting. On February 7, 1996, the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 500,000. The amendment was approved at the 1996 Annual Shareholders Meeting. On February 13, 1997 the Board approved an amendment to the 1987 Plan to increase the total number of shares issuable thereunder by 500,000 and on April 11, 1997 the Board approved the Plan which amends and restates the predecessor 1987 Plan to extend the term through April 11, 2007 and to rename the 1987 Plan as the "Restated 1997 Stock Option Plan." The stockholders approved the Plan, including the 500,000 share increase in the number of shares of Common Stock reserved for issuance thereunder, at the 1997 Annual Stockholders Meeting.

         C. Except as provided in paragraph D below, the provisions of the Discretionary Option Grant Program shall apply only to options granted under the Plan from and after the Effective Date of that program. All options issued and outstanding under the Plan immediately prior to such Effective Date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such option) as in effect on the date each such option was previously granted, and nothing in this restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

         D. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more outstanding stock options under the Plan which were granted prior to the Effective Date of the Discretionary Option Grant Program and which do not otherwise provide for such acceleration.

         E. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under the Discretionary Option Grant Program on or after the Effective Date of that program and all non-statutory options outstanding under the Plan on such Effective Date. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted on or before such Effective Date.

         F. Unless sooner terminated in accordance with Section III of Article Two or Section III of Article Three, the Plan shall terminate upon the earlier of (i) April 11, 2007, or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of options granted hereunder. If the date of termination is determined under clause (i) above, then each option outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instrument evidencing such option.

         G. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares available for issuance under the Plan.

III.     USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

IV.      WITHHOLDING

         The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under Article Two or Article Three shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

V.       REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option or surrender right hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the federal and state securities laws and the applicable regulations of any securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

VI.      NO EMPLOYMENT/SERVICE RIGHTS

         Neither the action of the Corporation in establishing this Plan, nor any action taken by the Board or the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or Sentence at any time and for any reason, with or without cause.

                                    EXHIBIT A

             NON-EMPLOYEE DIRECTOR AUTOMATIC OPTION GRANT AGREEMENT

                          MOLECULAR DYNAMICS, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

I.       PURPOSE

         The Molecular Dynamics 1993 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

II.      DEFINITIONS

         For purposes of administration of the Plan, the following terms shall have the meanings indicated:

         BOARD means the Board of Directors of the Company.

         COMPANY means Molecular Dynamics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Molecular Dynamics, Inc. which shall by appropriate action adopt the Plan.

         COMPENSATION means the regular base earnings paid to an Eligible Employee by one or more Participating Companies during such individual's period of participation in the Plan, plus (i) any salary deferral contributions made by such individual to the Company's 401(k) Plan during such period and (ii) all overtime payments, bonuses, commissions, and other incentive-type payments, but excluding all contributions (other than Code Section 125 or Section 401(k) contributions) made by the Company or its Corporate Affiliates for such individual's benefit under any employee benefit or welfare plan now or hereafter established.

         CORPORATE AFFILIATE means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

         EFFECTIVE DATE means the first day of the initial purchase period scheduled to commence upon the later of (i) January 25, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan. However, any Corporate Affiliate which becomes a Participating Company in the Plan after the Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

         ELIGIBLE EMPLOYEE means any person who is regularly engaged, for a period of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121
(a) of the Code.

         PARTICIPANT means any Eligible Employee of a Participating Company who is actively participating in the Plan.

         PARTICIPATING COMPANY means the Company and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

         PLAN ADMINISTRATOR shall have the meaning given such term in Article
III.

         STOCK means shares of the common stock of the Company.

III.     ADMINISTRATION

         The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

IV.      PURCHASE PERIODS

         A. Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Article VII.J.

         B. Each purchase period shall have a duration of six (6) months, except that the initial purchase period shall have a duration of less than six
(6) months and the next subsequent purchase period shall have a duration in excess of six (6) months. The initial purchase period shall begin upon the later of (i) January 25, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Stock issuable under the Plan and shall end on July 31, 1993. The next subsequent purchase period shall begin on August 1, 1993 and shall end on February 15, 1994. Subsequent purchase periods shall begin on February 16 or August 16 and shall end on August 15 or February 15 each year, respectively.

         C. The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first business day of the purchase period and shall be automatically exercised on the last business day of the purchase period.

         D. Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

         E. The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period.

V.       ELIGIBILITY AND PARTICIPATION

         A. Each Eligible Employee of a Participating Company may begin participation in the Plan on the first day of any purchase period following his/her commencement of service with the Company or any Corporate Affiliate.

         B. In order to participate in the Plan, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) during the specified enrollment period for the purchase period.

         C. The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any whole percentage not in excess of fifteen percent (15%) of the Compensation paid to the Participant during the purchase period. The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive period, unless the Participant shall change the rate by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as soon as practicable following the filing of such form. A participant may not increase the deduction rate more than once per purchase period, but may reduce the deduction rate an unlimited number of times. Payroll deductions, however, shall automatically cease upon the termination of the Participant's purchase right in accordance with Section VII.D or E below.

VI.      STOCK SUBJECT TO PLAN

         A. The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 1,000,000 shares (subject to adjustment under subparagraph B below).

         B. In the event any change is made to the Stock purchasable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the outstanding Common Stock of the Company as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant under any one purchase right, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

VII.     PURCHASE RIGHTS

         Each Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

         A. PURCHASE PRICE. The purchase price per share shall be the lesser of (i) eighty-five percent (85%) of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii) eighty-five percent (85%) of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value of a share of Stock on the start date of the initial purchase period shall be the price per share at which the Stock was sold to the Company's underwriters in connection with the firm commitment initial public offering of the Stock effected concurrently on such start date and on any subsequent date shall be the closing selling price per share of Stock on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any exchange, the closing selling price per share of the Stock on such date, as reported on the NASDAQ National Market System. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value.

         B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period for which such purchase right is outstanding, together with any amount carried over from the preceding purchase period pursuant to the provisions of Section VII.F, by the purchase price in effect for that purchase period. However, the maximum number of shares purchasable by any Participant during any one purchase period shall not exceed 1,500 shares (subject to adjustment under Section VI.B).

         Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

         C. PAYMENT. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay check received after the commencement date of the relevant purchase period and shall terminate with the last pay check received within the purchase period. The amounts so collected shall be credited to the Participant's individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

         D.      TERMINATION OF PURCHASE RIGHTS.

                 (i) A Participant may, prior to the last business day of any purchase period, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the termination date: (a) have the Company refund the payroll deductions which the Participant made in that purchase period with respect to the terminated purchase right or (b) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded promptly after the close of such purchase period.

                 (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which such terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization).

         E. TERMINATION OF EMPLOYMENT/CHANGE OF STATUS. Should a Participant cease to remain in Service while his/her purchase right remains outstanding or should there otherwise occur a change in such individual's employee status so that he/she is no longer an Eligible Employee while holding such purchase right, then such purchase right shall immediately terminate upon such termination of Service or change in status and all sums previously collected from the Participant during the purchase period in which the purchase right so terminates shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Service or should the Participant cease employment by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or the laws of inheritance) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant's account at the time of his/her cessation of Service or at the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Service or the commencement of such leave. Should the Participant return to active Service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such return to Service occurs prior to the expiration date of the purchase period in which such leave began.

         For purposes of the Plan: (i) the Participant shall be considered to remain in Service for so long as such Participant remains in the active employ of the Company or one or more other Participating Companies and (ii) the Participant shall be deemed to be permanently disabled if he/she is unable to engage in any substantial gainful employment, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

         F. STOCK PURCHASE. The Stock subject to the purchase right of each Participant (other than Participants whose payroll deductions have been refunded in connection with the termination of their purchase rights under
Section VII.D or E above) shall automatically be purchased on the Participant's behalf on the last day of the purchase period. The purchase shall be effected by applying the amount credited to each Participant's account on the last date of the purchase period to the purchase of whole shares of Stock (subject to the Section VII.B limitation on the maximum number of purchasable shares) at the purchase price in effect for such purchase period. Any amount remaining in the Participant's account after application shall be held for the purchase of Stock in the next purchase period. However, any amount not applied to the purchase of Stock by reason of the Section VII.B limitation shall be refunded promptly after the close of the purchase period.

         G. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

         H. RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares covered by his/her outstanding purchase right under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII.F. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

         A Participant shall be issued, as soon as practicable after the date of each purchase, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Title to the stock certificate may not be subsequently transferred to any other person or entity, including the Participant's stock broker, except in connection with (i) the actual sale of the underlying shares or (ii) a transfer of title by will or inheritance following the Participant's death.

         In lieu of delivering a stock certificate to each Participant, the Plan Administrator may, in its discretion, implement a designated broker program and direct the Company to issue a single stock certificate to a broker designated by the Plan Administrator. Such designated broker shall establish an account for each Participant. If the participant so requests, such designated broker shall arrange for the issuance to the participant of a stock certificate for the shares, subject to the restrictions set forth in the preceding paragraph.

         I. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

         J. MERGER OR LIQUIDATION OF COMPANY. In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                 (I) a sale, merger or other reorganization (other than a reorganization effected primarily to change the State in which the Company is incorporated),

                 (ii) a reverse merger in which the Company is the surviving corporation but in which all or substantially all of the Company's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, or

                 (iii)    a liquidation of the Company,

all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such sale, merger, reorganization, reverse merger or liquidation by applying all sums previously collected from Participants during the purchase period in which such transaction occurs to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII.B.

VIII.    ACCRUAL LIMITATIONS

         A. No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Stock accrued under other purchase rights granted to the Participant under this Plan and (ii) similar rights accrued by the Participant under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 in value of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

         B. For purposes of applying the accrual limitations of Section VIII.A, the right to acquire Stock pursuant to each purchase right granted under the Plan shall accrue as follows:

                 (i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last day of the purchase period for which such right is granted.

                 (ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 in value of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more other purchase rights granted to the Participant during such calendar year.

                 (iii) If by reason of the Section Vlll.A limitations, the Participant's purchase right does not accrue on the last day of the particular purchase period for which such right is granted, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

         C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.      AMENDMENT AND TERMINATION

         The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan; and provided, further, that no such action of the Board may, without the approval of the Company's stockholders, increase the number of shares issuable under the Plan or the maximum number of shares which any one Participant may purchase under the Plan during a single purchase period (provided, however, the Plan Administrator shall have the authority to effect adjustments pursuant to Sections VI.B and VII.B without stockholder approval), alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan, or materially modify the requirements for eligibility to participate in the Plan.

X.       GENERAL PROVISIONS

         A. The Plan shall become effective on the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Stock shall be issued hereunder, until (i) the Plan shall have been approved by the Company's stockholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

         B. The Plan shall terminate upon the earlier of (i) the last day of the purchase period ending in February 2002 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

         C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

         D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

         E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict of laws rules.

PROXY                                                                      PROXY

                            MOLECULAR DYNAMICS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Molecular Dynamics, Inc., a Delaware corporation, (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 1997, and hereby appoints James M. Schlater and Jay Flatley, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Molecular Dynamics, Inc. to be held on May 22, 1997, at 11:30 a.m., at the principal executive offices of the Company at 928 East Arques Avenue, Sunnyvale, California 94086, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

        This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of directors; (2) for ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 28, 1997; (3) for the approval and ratification of the Company's Restated 1997 Stock Option Plan which amends and restates the Company's predecessor Restated 1987 Stock Option Plan to extend the term through April 11, 2007 and to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares; and (4) for the approval and ratification of an amendment to the Company's 1993 Employee Stock Purchase Plan to increase the number of shares of Common Stock issuable thereunder by 500,000 shares, and as said proxies deem advisable on such other matters as may come before the meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                            MOLECULAR DYNAMICS, INC.

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  []


1.  Election of Directors                         FOR ALL   WITHHOLD   FOR ALL
    Nominees: James M. Schlater, Jay Flatley,                  AS      EXCEPT
    C. Woodrow Rea, Jr., Robert Keeley,
    Janice M. LeCocq                                [ ]       [ ]        [ ]


    -------------------------------------------
    (Except nominee(s) written above)

2.  To ratify this appointment of KPMG Peat         FOR     AGAINST    ABSTAIN
    Marwick LLP as the Company's independent
    auditors for the fiscal year ending             [ ]       [ ]        [ ]
    December 28, 1997

3.  To approve and ratify the Company's Restated    FOR     AGAINST    ABSTAIN
    1997 Stock Option Plan which amends and
    restates the Company's predecessor Restated     [ ]       [ ]        [ ]
    1987 Stock Option Plan to extend the term through April 11, 2007 and to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

4.  To approve and ratify an amendment to the       FOR     AGAINST    ABSTAIN
    Company's 1993 Employee Stock Purchase Plan
    to increase the number of shares of Common      [ ]       [ ]        [ ]
    Stock issuable thereunder by 500,000 shares.

NOTE: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope.

                                   Dated                                  , 1997
                                        ----------------------------------

Signature(s)
            --------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE